Exhibit 10.1

R
CRESTWOOD EQUITY PARTNERS LP
LONG-TERM INCENTIVE PLAN

PERFORMANCE UNIT GRANT AGREEMENT

THIS PERFORMANCE UNIT GRANT AGREEMENT (this “Agreement”), dated as of February 15, 2017, is made and entered into by and between Crestwood Equity GP LLC, a Delaware limited liability company (the “General Partner”), and ________ (the “Service Provider”). Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan (as defined below), unless the context requires otherwise.
RECITALS

A.     Crestwood Equity Partners LP (the “Partnership”), acting through the Board of Directors of the General Partner (the “Board”), has adopted the Crestwood Equity Partners LP Long Term Incentive Plan (the “Plan”) to, among other things, attract, retain and motivate certain employees and directors of the Partnership, the General Partner and their respective Affiliates (collectively, the “Partnership Entities”);

B.    The Plan provides for the grant of performance units, which are phantom (notional) rights that represent the right to receive one or more limited partnership units (a “Unit”) of the Partnership as determined by the Committee (as defined in the Plan).

C.    The Plan also permits the granting of rights to receive an amount in cash or additional Units with respect to the cash distributions made by the Partnership with respect to a Unit during the period such performance unit is outstanding (“DERs”).

D.     The Committee has decided to make a performance unit grant, with DERs, subject to the terms and conditions set forth in this Agreement and the Plan, as an inducement for the Participant to promote the best interests of the Partnership.

NOW, THEREFORE, in consideration of the Service Provider’s agreement to provide or to continue providing services, the Service Provider and the General Partner agree as follows:

1.     Grant of Performance Units.  Subject to the terms and conditions set forth in this Agreement and the Plan, the General Partner hereby confirms the grant to the Service Provider of _____Performance Units (the “Performance Units”) as of the date set forth above (the “Date of Grant”).  The Performance Units will become vested in accordance with Paragraph 3 below and will be distributed in accordance with Paragraph 4 below.  Except as otherwise provided below, prior to the date the Performance Units are distributed as Units in accordance with Paragraph 4 below, the Service Provider will not be deemed to have any voting rights or cash distribution rights with respect to any Units subject to this grant.  For purposes of this Agreement, each Performance Unit shall be equivalent to one Unit.

2.    Performance Unit Account.  The General Partner shall establish and maintain a Performance Unit account, as a bookkeeping account on its records (the “Performance Unit Account”), for the Service Provider and shall record in such Performance Unit Account the number of Performance Units granted to the Service Provider pursuant to this Agreement and the cash value of DERs accrued from time to time.  The Service Provider shall not have any interest in any fund or specific assets of the Employer by reason of this grant or the Performance Unit Account established for, or DERs credited to, the Service Provider.

3.    Vesting.

(a)    Except as otherwise provided in subparagraphs (b), (c) and (d) below, the Service Provider will become vested in the Performance Units awarded pursuant to this Agreement three years after the Date of Grant (the

“Restriction Period”) based on the achievement of performance goals with respect to the Partnership as described on the attached Exhibit A, provided the Service Provider does not incur a termination of employment or service with the Employer prior to the end of the Restriction Period.  The amount payable with respect to the Service Provider’s Performance Units shall be determined by multiplying each Performance Unit granted (including any Additional Performance Units) by a payout performance multiplier of between fifty percent and two hundred percent (50%-200%) (the “Performance Multiplier”), which shall be determined pursuant to and based upon actual performance compared to the performance goals described on Exhibit A.

(b)     Except as otherwise provided in this Agreement, if the Service Provider terminates his or her employment or service with the Employer prior to the end of the Restriction Period, the Performance Units credited to the Service Provider’s Performance Unit Account that have not vested as of the date of termination shall terminate and the corresponding Units shall be forfeited; provided, however, that if the Service Provider terminates employment or service with the Employer on account of death or Disability (as defined in the Plan), all of the Service Provider’s unvested Performance Units shall vest and be paid immediately based on a payout performance multiplier of one hundred percent (100%).

(c)     If the Service Provider terminates employment or service with the Employer as a result of a termination by the Employer without Cause (as defined in the Plan) of if a Change in Control (as defined in the Plan) occurs after the Date of Grant and while the Service Provider is employed by, or providing service to the Employer, the Performance Units will vest as follows:

(i)
if there are less than twelve months left prior to the end of the Restriction Period, the Performance Units credited to the Service Provider’s Performance Unit Account that have not vested will vest at the end of the Restriction Period at a multiple of the Performance Multiplier based on the actual performance results for the Restriction Period; and

(ii)
if there are twelve months or more left prior to the end of the Restriction Period, the Performance Units credited to the Service Provider’s Performance Unit Account that have not vested will vest on the date of the Service Provider’s termination of employment or service based on a payout multiplier of one hundred percent (100%).

(d)    Notwithstanding any other provisions set forth in this Agreement or in the Plan, if the Service Provider ceases to be employed by, or provide service to, the Employer on account of a termination by the Employer for Cause, any Performance Units credited to the Service Provider’s Performance Unit Account that have not been distributed pursuant to Paragraph 4 as of such date shall immediately terminate and become null and void.

4.    Distribution.  All of the Performance Units credited to the Service Provider’s Performance Unit Account that vest pursuant to Paragraph 3 above and Exhibit A shall become converted to Units to be issued under the Plan and shall be distributed as soon as practicable following, but no later than 30 days following, the date the Performance Units vest as set forth in this Agreement.

5.    DERs.  In the event the Partnership pays any distributions in respect of its outstanding Common Units and, on the record date for such distribution, the Service Provider holds Performance Units granted pursuant to this Agreement that have not vested and been settled (including Additional Performance Units, as defined in this Section 5, together with the unsettled Performance Units, the “Outstanding Performance Units”), the amount of such distribution that would be payable to the Service Provider if he or she were the holder of record of a number of Common Units equal to the number of Outstanding Performance Units (the “DER Payment”) shall be retained by the General Partner. The DER Payment will be deemed invested in full (and, as applicable, fractional) Performance Units effective as of the last day of the Restriction Period.  Such additional Performance Units (the “Additional Performance Units”) will constitute Performance Units subject to the same vesting provisions (including the Performance Multiplier) and the restrictions and risk of forfeiture described in Section 3 of this Agreement.  The restrictions and risk of forfeiture imposed on the Additional Performance Units will lapse at the same time, and subject to the same conditions, as each Performance Unit (or Additional Performance Unit) upon which the distribution was paid.  The number of Additional Performance Units created pursuant to the declaration and payment of any distribution in respect of a Common Unit will be determined by dividing the DER Payment by the Fair Market Value of a Common Unit on the last day of the Restriction Period (or, if such day is not a Business Day, on the last Business Day preceding the last day of the Restriction Period).

6.    Acknowledgment by Service Provider.  By executing this grant, the Service Provider hereby acknowledges that with respect to any right to a distribution and DERs pursuant to this Agreement, the Service Provider is and shall be an unsecured creditor of the Partnership without any preference as against other unsecured general creditors of the Partnership, and the Service Provider hereby covenants for himself or herself, and anyone at any time claiming through or under the Service Provider, not to claim any such preference, and hereby disclaims and waives any such preference that may at any time be at issue, to the fullest extent permitted by applicable law.  The Service Provider also hereby agrees to be bound by the terms and conditions of the Plan and this Agreement.  The Service Provider further agrees to be bound by the determinations and decisions of the Committee with respect to this Agreement and the Plan and the Service Provider’s rights to benefits under this Agreement and the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on the Service Provider, his or her beneficiaries and any other person having or claiming an interest under this Agreement and the Plan on behalf of the Service Provider.

7.    Restrictions on Issuance or Transfer of Units.  The obligation of the General Partner to deliver Units upon distribution of the Performance Units shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Units upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of the Units, the Units may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  In the event an exemption from registration under the Securities Act of 1933 (the “Securities Act”) is available, the Service Provider, if requested by the General Partner to do so, will execute and deliver to the General Partner in writing an agreement containing such provisions as the General Partner may require to assure compliance with applicable securities laws.  No sale or disposition of Units acquired pursuant to this grant by the Service Provider shall be made in the absence of an effective registration statement under the Securities Act with respect to such Units unless an opinion of counsel satisfactory to the General Partner that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained.

8.    Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  In the event of any contradiction, distinction or difference between this Agreement and the terms of the Plan, the terms of the Plan will control.  This grant is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of Units, (iii) changes in capitalization of the Partnership, and (iv) other requirements of applicable law.  The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.  By receiving this grant, the Service Provider hereby agrees to be bound by the terms and conditions of the Plan and this Agreement.  The Service Provider further agrees to be bound by the determinations and decisions of the Committee with respect to this Agreement and the Plan and the Service Provider’s rights to benefits under this Agreement and the Plan and agrees that all such determinations and decisions of the Committee shall be binding on the Service Provider, his or her beneficiaries and any other person having or claiming an interest under this Agreement and the Plan on behalf of the Service Provider.

9.    Assignment and Transfers.  No Performance Units or DERs awarded to the Service Provider under this Agreement may be transferred, assigned, pledged or encumbered by the Service Provider, except (i) by will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order. Except as set forth above, any attempt to transfer, assign, pledge or encumber the Performance Units or DERs by the Service Provider shall be null, void and without effect.  The rights and protections of the General Partner hereunder shall extend to any successors or assigns of General Partner.

10.    Taxes/Withholding.  The vesting of Performance Units, as well as any amounts received upon distribution of Performance Units pursuant to Paragraph 4 above, and the payment of Units for any DERs, is treated as taxable income to the Service Provider, subject to withholding, and the Service Provider shall be solely responsible for all tax consequences that result from the vesting and distribution of the Performance Units, as well as any subsequent sale of Units and the payment of cash with respect to DERs.  The Employer is authorized to withhold from any payment due or transfer made under this grant or from any compensation or other amount owing to the Service Provider, the amount (in cash or Units that would otherwise be issued pursuant to this grant as determined by the Committee) of any applicable withholding taxes that are due in respect of this grant, the lapse of restrictions thereon, or any payment or transfer under this grant and to take such other action as may be necessary in the opinion of the Employer to satisfy its withholding obligations for the payment of such taxes.  If Units are withheld, the maximum number of Units that may be withheld will be the number of Units that have an aggregate Fair Market Value on the date of withholding no greater than the aggregate amount of such tax liabilities of the Service Provider determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to the Performance Units, as determined by the Committee.

11.    No Rights as Unitholder.  The Service Provider shall not have any rights as a Unitholder of the Partnership, including the right to any cash distributions, or the right to vote, with respect to any Performance Units.

12.    Employment Not Affected.  This grant of Performance Units and DERs shall not confer upon the Service Provider any right to be retained by, or in the employ or service of, the Employer and shall not interfere in any way with the right of the Employer to terminate the Service Provider’s employment or service at any time.  The right of the Employer to terminate at will the Service Provider’s employment or service at any time for any reason is specifically reserved.

13.    Effect on Other Benefits.  The value of Units and DERs distributed with respect to the Performance Units shall not be considered eligible earnings for purposes of any other plans maintained by the Employer.  Neither shall such value be considered part of the Service Provider’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

14.    Amendments.  The General Partner may waive any conditions or rights under and amend any terms of this Agreement, provided that no change shall materially reduce the benefit to the Service Provider without the consent of the Service Provider, except as necessary to comply with the requirements of Paragraph 17 below.

15.    Governing Law.  The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof, and applicable federal law.

16.      Notice.  Any notice to the General Partner provided for in this Agreement shall be addressed to the General Partner in care of the General Counsel at the principal office of the General Partner, and any notice to the Service Provider shall be addressed to such Service Provider at the current address shown in the records of the Employer, or to such other address as the Service Provider may designate to the Employer in writing.  Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

17.    Section 409A of the Internal Revenue Code.  This Agreement is intended to comply with an exemption to section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.  To the extent that any provision of this Agreement or the Plan would cause a conflict with the requirements of section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law.  This Agreement may be amended without the consent of the Service Provider in any respect deemed by the Committee to be necessary in order to preserve compliance with section 409A of the Code. If the Service Provider is a “specified employee” within the meaning of Treasury Regulation § 1.409A-1(i) as of the date of the Service Provider’s separation from service, the Service Provider shall not be entitled to any payment or benefit pursuant to Paragraph 3(c)(ii) until the earlier of (i) the date which is six (6) months after his or her separation from service for any reason other than death, or (ii) the date of the Service Provider’s death. The provisions of this paragraph shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A of the Code. Phrases regarding to the termination or separation of the Service Provider’s employment or service relationship with the Partnership Entities mean a “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h).

18.    Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Service Provider agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Partnership may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by the Partnership. Electronic delivery may be via a Partnership electronic mail system or by reference to a location on a Partnership intranet to which the Service Provider has access. The Service Provider hereby consents to any and all procedures the Partnership has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Partnership may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. Emailed or faxed signatures (or copies thereof) on this Agreement shall be valid, binding and as effective as original signatures for all purposes.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the dates set forth below.

BY APPROVAL OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF CRESTWOOD EQUITY GP LLC:

Crestwood Equity Partners LP
By: Crestwood Equity GP LLC, as its general partner

By:
Joel C. Lambert
Senior Vice President, General Counsel &
Secretary

Date: February 15, 2017

I hereby accept the Performance Units and DERs described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.  I hereby further agree that all of the decisions and interpretations of the Committee with respect to this Agreement and the Plan shall be final and binding.

Service Provider:

Date:

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